EXHIBIT 10.47
                                  EXHIBIT XVI


                      [FORM OF COMPANY SECURITY AGREEMENT]


                           COMPANY SECURITY AGREEMENT


               This COMPANY SECURITY AGREEMENT (this "Agreement") is dated as of August 25, 1995 and entered into by and between PLAYERS INTERNATIONAL, INC., a Nevada corporation ("Grantor"), and FIRST INTERSTATE BANK OF NEVADA, N.A. ("FIB"), as administrative agent for and representative of (in such capacity herein called "Secured Party") the financial institutions ("Lenders") party to the Credit Agreement (as hereinafter defined).


                             PRELIMINARY STATEMENTS

                 A. Secured Party, Lenders, FIB and Bankers Trust Company, as Managing Agents, and FIB and BT Securities Corporation, as Co-Arrangers, have entered into a Credit Agreement dated as of even date herewith (said Credit Agreement, as it may hereafter be amended, supplemented or otherwise modified from time to time, being the "Credit Agreement", the terms defined therein and not otherwise defined herein being used herein as therein defined) with Grantor, pursuant to which Lenders have made certain commitments, subject to the terms and conditions set forth in the Credit Agreement, to extend certain credit facilities to Grantor.

                 B. It is a condition precedent to the initial extensions of credit by Lenders under the Credit Agreement that Grantor shall have granted the security interests and undertaken the obligations contemplated by this Agreement.

                 NOW, THEREFORE, in consideration of the premises and in order to induce Lenders to make Loans and other extensions of credit and to issue the Standby Letters of Credit under the Credit Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Grantor hereby agrees with Secured Party as follows:


                 SECTION 1. Grant of Security. Grantor hereby assigns to Secured Party, and hereby grants to Secured Party a security interest in, all of Grantor's right, title and interest in and to the following, in each case whether now or hereafter existing or in which Grantor now has or hereafter acquires an interest and wherever the same may be located (the "Collateral"):



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                 (a) all present and future chattels, furniture, furnishings, goods, equipment, fixtures and all other tangible personal property, of whatever kind and nature, now or hereafter used in connection with or placed or located within or on any part of any of the Facilities (including, without limitation, any building or structure that is now or that may hereafter be erected within or on any of the Facilities), including, but not limited to, machinery, materials, goods and equipment now or hereafter used in the construction or operation of any of the Facilities including, without limitation, air conditioning, heating, electrical, lighting, fire fighting and fire prevention, food and beverage service, laundry, plumbing, refrigeration, security, sound, signaling, telephone, television, window washing and other equipment and fixtures, of whatever kind or nature, including generators, transformers, switching gear, boilers, burners, furnaces, piping, sprinklers, sinks, tubs, valves, compressors, motors, carts, dumb waiters, elevators and other lifts, floor coverings, hardware, keys, locks, organs, pianos, planters, railings, scales, shelving, signs, tools, machinery, molds, dies, drills, presses, planers, saws, furniture, business fixtures, trade fixtures, electric, gas and other motor vehicles, uniforms, vacuum cleaners, hotel furniture, furnishings and equipment, bathroom furniture and furnishings (including towels, bathmats, hamperettes, shower curtains and other bath linens), beds and bedding (including mattresses, springs, pillows, bed pads, sheets, blankets, comforters, spreads and other bed linens and furnishings), bric-a-brac, chairs, chests, vanities, secretaries, bureaus, chiffonniers, love seats, benches, costumers, smoking stands, sand jars, desks, dressers, hangings, paintings, pictures, frames, sculptures, lamps, light bulbs, mirrors, night stands, ornaments, radios, stereo equipment, sofas, statuary, tables, telephones, televisions, vases, window coverings, foodstuffs, beverages (including beer, wine, liquor and other alcoholic beverages), and other consumables (including soap, shampoo, cleaning supplies and paper goods), cutlery, cooking, baking and other kitchen utensils and apparatus (including crockery, fryers, grills, kettles, mixers, pots, pans, pails, racks, steamers and toasters), china and other dishes, flatware, glassware, hollowware, serving pieces, trays, table linens, washers, dryers, irons, ironing boards and other ironing equipment, cables, outlets, plugs, wiring and related apparatus and fixtures, card readers, cash registers, adding machines, calculators, computers, keyboards, monitors, printers, printing equipment, envelopes, stationery, posting machines, blank forms, typewriters, typewriter stands, other office and accounting equipment and supplies, time stamps, time recorders, bookkeeping machines, checking machines, payroll machines, computer reservations systems, equipment used in the operation of casinos within or on any of the Facilities (including but not limited to, gaming devices and associated equipment (as defined in Nevada Revised Statutes Chapter 463, Louisiana Revised Statutes 4:504) and gaming equipment/supplies (as defined in Section 3000.100 of the Rules of the Illinois Gaming Board), including but not limited to, slot machines, cards, poker chips and gaming tables) and all other goods, equipment, furnishings, apparatus and fixtures that are now or may hereafter be located at or used within, at or in connection with any of the Facilities) and all other tangible personal property used or to be used at or in connection with, or placed or to be placed in, rooms, halls, lounges, offices, lobbies, lavatories, basements, cellars, vaults or other portions of any of the Facilities or of any other building or buildings hereafter constructed or erected thereon, whether herein enumerated or not, and whether or not contained in any such building, and which are used or



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to be used or useful in the operation and maintenance thereof, or in any bar, casino, hotel, restaurant, store, health spa, salon or other business conducted thereon, together with all replacements and substitutions for any and all personal property in which Grantor has an interest, including without limitation such goods and equipment as shall from time to time be located, placed, installed or used in or upon, or procured for use, or to be used or useful in connection with the operation of the whole, or any part of, any of the Facilities and all parts thereof and all accessions thereto (any and all such equipment, replacements, substitutions, parts and accessions being the "Equipment");

                 (b) all present and future inventory and merchandise in all of its forms used in connection with or placed or located within or on any part of any of the Facilities (including, but not limited to, (i) all goods held by Grantor for sale or lease or to be furnished under contracts of service or so leased or furnished, (ii) all raw materials, work in process, finished goods, and materials used or consumed in the manufacture, packing, shipping, advertising, selling, leasing, furnishing or production of such inventory or otherwise used or consumed in Grantor's business, (iii) all goods in which Grantor has an interest in mass or a joint or other interest or right of any kind, (iv) all goods that are returned to or repossessed by Grantor, and (v) all packing materials, supplies and containers relating to or used in connection with any of the foregoing, and all accessions thereto and products thereof (all such inventory, accessions and products being the "Inventory") and all negotiable documents of title (including without limitation warehouse receipts, dock receipts and bills of lading) issued by any person covering any of the foregoing (any such negotiable document of title being a "Negotiable Document of Title");

                 (c) all present and future accounts, accounts receivable, rentals, revenues, receipts, payments, and income of any nature whatsoever derived from or received with respect to rooms, banquet facilities, convention facilities, retail premises, bars, restaurants, casinos, parking lots and garages and any other facilities within or on any of the Facilities and services and amenities provided in connection therewith, all agreements, contracts, leases, contract rights, rights to payment, instruments, documents, chattel paper, security agreements, guaranties, undertakings, surety bonds, insurance policies, condemnation deposits and awards, notes and drafts, securities, certificates of deposit and the right to receive all payments thereon or in respect thereof (whether principal, interest, fees or otherwise), contract rights (other than rights under contracts or governmental permits that may not be transferred by law), including, without limitation, rights to all deposits from tenants and other users of any of the Facilities, rights under all contracts relating to the construction, renovation or restoration of any of the improvements now or hereafter located within or on any of the Facilities or the financing thereof and all rights under payment or performance bonds, warranties, and guaranties, and all rights to payment from any credit/charge card organization or entity such as or similar to, and including, without limitation, the organizations or entities that sponsor and administer, respectively, the American Express Card, the Carte Blanche Card, the Diners Club Card, the Discover Card, the MasterCard and the Visa Card, books of account, and principal, interest and payments due on account of goods sold, services rendered, loans made or credit extended, within, on or in connection with any of the Facilities



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and all forms of obligations owing to and rights of Grantor or in which Grantor may have any interest, however created or arising (any and all such accounts, contract rights, chattel paper, documents, instruments, general intangibles and other obligations being the "Accounts", and any and all such security agreements, leases and other contracts being the "Related Contracts");

                 (d) the agreements listed in Schedule I annexed hereto, as each such agreement may be amended, supplemented or otherwise modified from time to time (said agreements, as so amended, supplemented or otherwise modified, being referred to herein individually as an "Assigned Agreement" and collectively as the "Assigned Agreements"), including without limitation (i) all rights of Grantor to receive moneys due or to become due under or pursuant to the Assigned Agreements, (ii) all rights of Grantor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to the Assigned Agreements, (iii) all claims of Grantor for damages arising out of any breach of or default under the Assigned Agreements, and (iv) all rights of Grantor to terminate, amend, supplement, modify or exercise rights or options under the Assigned Agreements, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder;

                 (e) all present and future right, title and interest of Grantor in and to all leases, subleases, licenses, concessions, franchises and other use or occupancy agreements (except, however, agreements made by Grantor in the ordinary course of business for short-term use by members of the public of any guest rooms and public rooms, including banquet and meeting facilities, located within or on any of the Facilities, and any amendments, modifications, extensions or renewals thereof (collectively, "Leases"), whether or not specifically herein described, that now or may hereafter pertain to or affect any of the Facilities or any portion thereof and all amendments to the same, including, but not limited to, the following: (i) all payments due and to become due under such Leases, whether as rent, damages, insurance payments, condemnation awards, or otherwise; (ii) all claims, rights, powers, privileges and remedies under such Leases; and (iii) all rights of Grantor under such Leases to exercise any election or option (including, without limitation, any right of Grantor under any ground lease to purchase the fee interest of the lessor thereunder (the "Options")), or to give or receive any notice, consent, waiver or approval, or to accept any surrender of the premises or any part thereof, together with full power and authority in the name of Grantor, or otherwise, to demand and receive, enforce and collect any receipt for any or all of the foregoing, to endorse or execute any checks or any instruments or orders, to file any claims, and to take any other action that Secured Party may deem necessary or advisable in connection therewith;

                 (f) all present and future deposit accounts of Grantor, including, without limitation, those deposit accounts set forth on Schedule II hereto, any demand, time, savings, passbook or like account maintained by Grantor with any bank, savings and loan association, credit union or like organization, and all money, cash and cash equivalents of Grantor, whether or not deposited in any such deposit account and all such accounts maintained with Secured Party;



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                 (g) all present and future general intangibles (including but not limited to all governmental permits relating to construction or other activities within or on any of the Facilities), the Options, all tax refunds of every kind and nature to which Grantor now or hereafter may become entitled, however arising, all other refunds, and all deposits, goodwill, choses in action, rights to payment or performance, gambling debts or gaming debts owed to Grantor by Grantor's patrons (whether or not evidenced by a note), judgments taken on any rights or claims included in the Collateral, trade secrets, computer programs, software, customer lists, business names, trademarks, trade names and service marks (including, but not limited to: "World Championship of Blackjack," "Players Club International," "Players Riverboat Casino" (and design), "Players Club," "Players Club Preferred," "Players Riverboat Casino," "Players Riverboat Hotel Casino" (and design) "Players Island Resort," "Players Island Resort Casino Hotel," "Players Island Resort Casino Spa" (and design 1), "Players Island Resort Casino Spa" (and design 2), "Players Island Resort o Casino o Spa" and any derivation thereof, including any and all state and federal applications and registrations thereof), patents, patent applications, licenses, copyrights, registration and franchise rights, technology, processes, proprietary information, insurance proceeds and all goodwill associated with any of the foregoing;

                 (h) all present and future books and records, including, without limitation, books of account and ledgers of every kind and nature, ledger cards, computer programs, tapes, disks and other information storage devices, all related data processing software, and all electronically recorded data relating to Grantor or its business related to any of the Facilities, all receptacles and containers for such records, and all files and correspondence;

                 (i) all present and future maps, plans, specifications, surveys, studies, reports, data and drawings (including, without limitation, architectural, structural, mechanical and engineering plans and specifications, studies, data and drawings) prepared for or relating to the development of any of the Facilities or the construction, renovation or restoration of any improvements within or on any of the Facilities or the extraction of minerals, sand, gravel or other valuable substances from the Facilities, together with all amendments and modifications thereto;

                 (j) all present and future licenses, permits, variances, special permits, franchises, certificates, rulings, certifications, validations, exemptions, filings, registrations, authorizations, consents, approvals, waivers, orders, rights and agreements (including options, option rights and contract rights), other than those (including non-transferrable gaming permits) that may not be transferred by law, now or hereafter obtained by Grantor from any governmental authority having or claiming jurisdiction over any of the Facilities or any other element of the Collateral or providing access thereto, or the operation of any business within, on, at, or from any of the Facilities;

               (k) all present and future goods, including, without limitation, all consumer goods, inventory, equipment, and other supplies, of whatever kind or nature, and any and all



                                     XVI-5

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other goods, wherever located, used or to be used in connection with or in the conduct of Grantor's business or any of the Facilities;

               (l) all present and future stocks, securities (except any voting stock or securities if consent is required from the applicable Gaming Authorities and not obtained), bonds, debentures, subscription rights, options, warrants, puts, calls, certificates, partnership interests, joint venture interests, investments, brokerage accounts and all rights, preferences, privileges, dividends, distributions, redemption payments and liquidation payments received or receivable with respect thereto;

               (m) all present and future accessions, appurtenances, components, repairs, repair parts, spare parts, replacements, substitutions, additions, issue and improvements to or of or with respect to any of the foregoing;

               (n) all other fixtures and storage and office facilities, and all accessions thereto and products thereof and all water stock relating to any of the Facilities;

               (o) to the extent not covered by any of the preceding clauses, any and all of Grantor's present and future machinery, equipment, furniture, furnishings and fixtures, of every type and description, now or hereafter located on any of the Ships or Barges or used in connection therewith, together with all accessories, attachments, accessions, substitutions, replacements and additions thereto;

               (p) all other tangible and intangible personal property of Grantor used in connection with or placed or located within or on any part of any of the Facilities;

               (q) all rights, remedies, powers and privileges of Grantor with respect to any of the foregoing; and

               (r) any and all proceeds, products, rents, income and profits of any of the foregoing, including, without limitation, all money, accounts, general intangibles, deposit accounts, documents, instruments, chattel paper, goods, insurance proceeds (whether or not Secured Party is the loss payee), and any other tangible or intangible property received upon the sale or disposition of any of the foregoing (it being agreed, for purposes hereof, that the term "proceeds" includes whatever is receivable or received when any of the Collateral is sold, collected, exchanged or otherwise disposed of, whether such disposition is voluntary or involuntary).

                 Notwithstanding anything to the contrary contained herein, Secured Party acknowledges that it has no security interest in any cash of Grantor described in clauses (f), (g) and (l) above, to the extent such a security interest is prohibited by any Gaming Laws.

               SECTION 2. Security for Obligations. This Agreement secures, and the Collateral is collateral security for, the prompt payment or performance in full when due,



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whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. ss.362(a)), of all obligations and liabilities of every nature of Grantor now or hereafter existing under or arising out of or in connection with the Credit Agreement and the other Loan Documents and all extensions or renewals thereof, whether for principal, interest (including without limitation interest that, but for the filing of a petition in bankruptcy with respect to Grantor, would accrue on such obligations), reimbursement of amounts drawn under Letters of Credit, fees, expenses, indemnities or otherwise, whether voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from Secured Party or any Lender as a preference, fraudulent transfer or otherwise (all such obligations and liabilities being the "Underlying Debt"), and all obligations of every nature of Grantor now or hereafter existing under this Agreement (all such obligations of Grantor, together with the Underlying Debt, being the "Secured Obligations").

               SECTION 3. Grantor Remains Liable. Anything contained herein to the contrary notwithstanding, (a) Grantor shall remain liable under any contracts and agreements included in the Collateral, to the extent set forth therein, to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by Secured Party of any of its rights hereunder shall not release Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral, and (c) Secured Party shall not have any obligation or liability under any contracts and agreements included in the Collateral by reason of this Agreement or otherwise, nor shall Secured Party be obligated to perform any of the obligations or duties of Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

               SECTION 4. Representations and Warranties. Grantor represents and warrants as follows:

               (a) Ownership of Collateral. Except for the security interest created by this Agreement and any Liens permitted pursuant to subsection 7.2A of the Credit Agreement, Grantor owns the Collateral free and clear of any Lien. Except such as may have been filed in favor of Secured Party relating to this Agreement, no effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any filing or recording office.

               (b) Location of Equipment and Inventory. All of the Equipment and Inventory is, as of the date hereof, located at the places specified in Schedule III annexed hereto.




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               (c) Office Locations; Other Names. The chief place of business, the chief executive office and the office where Grantor keeps its records regarding the Accounts is, and has been for the four month period preceding the date hereof, located at 3900 Paradise Road, Suite 135, Las Vegas, Nevada. Grantor has not in the past done, and does not now do, business under any other name (including any trade-name or fictitious business name) except Players Club International, Inc.

               (d) Delivery of Certain Collateral. All chattel paper and all notes and other instruments (excluding checks) comprising any and all items of Collateral have been delivered to Secured Party duly endorsed and accompanied by duly executed instruments of transfer or assignment in blank.

               (e) Governmental Authorizations. No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for either (i) the grant by Grantor of the security interest granted hereby, (ii) the execution, delivery or performance of this Agreement by Grantor, or (iii) the perfection of or the exercise by Secured Party of its rights and remedies hereunder (except (v) authorization from applicable Gaming Authorities for the use of certain voting stock and other securities as collateral, which authorization has been obtained prior to the date hereof, (w) authorization from any Gaming Authorities for the exercise by Secured Party of certain of its rights and remedies hereunder, (x) the report required to be filed by Grantor pursuant to Nevada Gaming Commission Regulation 8.130, (y) the filing of Uniform Commercial Code financing statements with the Secretary of States of Illinois or Nevada or the Clerk of Court of any Louisiana parish (or recorder of mortgages for Orleans Parish) and the Mortgages with the Massac County, Illinois Recorder of Deeds, the Clark County, Nevada Recorder or the recorder of mortgages for Calcasieu Parish, Louisiana and (z) as has been previously taken by or at the direction of Grantor).

               (f) Perfection. This Agreement creates a valid and enforceable security interest in the Collateral, securing the payment of the Secured Obligations. Upon the filing of a UCC-1 financing statement describing the Collateral with the Secretary of States of Illinois and Nevada and with the Clerk of Court of any Louisiana parish (or recorder of mortgages for Orleans Parish) and the Mortgages with the Massac County, Illinois Recorder of Deeds, the Clark County, Nevada Recorder or the recorder of mortgages for Calcasieu Parish, Louisiana, as the case may be, Secured Party shall also have a perfected and first priority security interest in the Collateral, subject only to Permitted Encumbrances, securing the payment of the Secured Obligations.

               (g) Other Information. All information heretofore, herein or hereafter supplied to Secured Party by or on behalf of Grantor with respect to the Collateral is accurate and complete in all respects.




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               SECTION 5. Further Assurances.

               (a) Grantor agrees that from time to time, at the expense of Grantor, Grantor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that Secured Party may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral and to preserve, protect and maintain the Collateral and the value thereof. Without limiting the generality of the foregoing, Grantor will:
(i) at the reasonable request of Secured Party mark conspicuously each item of chattel paper included in the Accounts, each Related Contract and, at the reasonable request of Secured Party, each of its records pertaining to the Collateral, with a legend, in form and substance satisfactory to Secured Party, indicating that such Collateral is subject to the security interest granted hereby, (ii) if any Account shall be evidenced by a promissory note or other instrument (excluding checks) or chattel paper, deliver and pledge to Secured Party hereunder such note or instrument or the original counterpart of such chattel paper, duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to Secured Party,
(iii) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as Secured Party may reasonably request, in order to perfect and preserve the security interests granted or purported to be granted hereby, (iv) promptly after the acquisition by Grantor of any item of Equipment which is covered by a certificate of title under a statute of any jurisdiction under the law of which indication of a security interest on such certificate is required as a condition of perfection thereof, execute and file with the registrar of motor vehicles or other appropriate authority in such jurisdiction an application or other document requesting the notation or other indication of the security interest created hereunder on such certificate of title, (v) at any reasonable time, upon reasonable request by Secured Party, exhibit the Collateral to and allow inspection of the Collateral by Secured Party, or persons designated by Secured Party, and (vi) at the reasonable request of Secured Party, appear in and defend any action or proceeding that may affect Grantor's title to or Secured Party's security interest in all or any part of the Collateral.

               (b) Grantor hereby authorizes Secured Party to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of Grantor. Grantor agrees that a carbon, photographic or other reproduction of this Agreement or of a financing statement signed by Grantor shall be sufficient as a financing statement and may be filed as a financing statement in any and all jurisdictions.

               (c) Grantor will furnish to Secured Party from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Secured Party may reasonably request, all in reasonable detail.




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               (d) Grantor agrees, after an Event of Default or Potential Event of Default, in the event that Secured Party shall apply for or appoint an agent to apply for a gaming or liquor license with any Gaming Authority or Governmental Authority or seek to obtain consent from any Gaming Authority to foreclose on the Collateral (including all gaming permits) and operate any of the Facilities or otherwise seek to enforce its rights hereunder, Grantor shall provide such cooperation as is necessary in order for Secured Party to obtain the full benefits of this Agreement. Without limiting the generality of the foregoing, if any Gaming Authority or any Governmental Authority shall require any amendments to the Collateral Documents or require Grantor to execute such other documents as a condition to or as a part of such approval process, Grantor shall consent to such amendments and/or execute such documents promptly.

               SECTION 6. Certain Covenants of Grantor. Grantor shall:

               (a) not use or permit any Collateral to be used unlawfully or in violation of any provision of this Agreement or any applicable statute, regulation or ordinance or any policy of insurance covering the Collateral;

               (b) notify Secured Party of any change in Grantor's name, identity or corporate structure within 15 days of such change;

               (c) give Secured Party 30 days' prior written notice of any change in Grantor's chief place of business, chief executive office or residence or the office where Grantor keeps its records regarding the Accounts and all originals of all chattel paper that evidence Accounts;

               (d) if Secured Party gives value to enable Grantor to acquire rights in or the use of any Collateral, use such value for such purposes; and

               (e) pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Collateral, except to the extent the validity thereof is being contested in good faith and for which adequate reserves have been established; provided that Grantor shall in any event pay such taxes, assessments, charges, levies or claims not later than five days prior to the date of any proposed sale under any judgement, writ or warrant of attachment entered or filed against Grantor or any of the Collateral as a result of the failure to make such payment.

               SECTION 7. Special Covenants With Respect to Equipment and Inventory. Grantor shall:

               (a) keep the Equipment and Inventory at the places therefor specified on Schedule III annexed hereto or, upon 30 days' prior written notice to Secured Party, at such other places in jurisdictions where all action that may be necessary or desirable, or that



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Secured Party may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby, or to enable Secured Party to exercise and enforce its rights and remedies hereunder, with respect to such Equipment and Inventory shall have been taken;

               (b) cause the Equipment to be maintained and preserved in the same condition, repair and working order as when new, ordinary wear and tear excepted, and in accordance with Grantor's past practices, and shall forthwith, or, in the case of any loss or damage to any of the Equipment when subsection
(c) or (d) of Section 8 is not applicable, as quickly as practicable after the occurrence thereof, make or cause to be made all repairs, replacements and other improvements in connection therewith that are necessary or desirable to such end. Grantor shall promptly furnish to Secured Party a statement respecting any material loss or damage to any of the Equipment (the requirements under this subsection 7(b) being supplemental to and not exclusive of the requirements under Section 6.4 of the Credit Agreement relating to maintenance of property);

               (c) provide prompt written notice to Secured Party of any breach or default by any party to any Assigned Agreement;

               (d) notify Secured Party of the establishment of any deposit accounts after the date hereof and take such steps as may be reasonably requested by Secured Party to perfect Secured Party's lien therein;

               (e) perform all acts that are necessary or desirable to cause all licenses, permits, variances, special permits, franchises, certificates, rulings, certifications, validations, exemptions, filings, registrations, authorizations, consents, approvals, waivers, orders, rights, and agreements in which a security interest has been conveyed to Secured Party pursuant to subsection 1(j) to remain in full force and effect;

               (f) keep correct and accurate records of the Inventory, itemizing and describing the kind, type and quantity of Inventory, Grantor's cost therefor and (where applicable) the current list prices for the Inventory substantially consistent with the practice of other gaming institutions in connection with their gaming operations in the States of Illinois, Louisiana or Nevada, as the case may be;

               (g) upon the occurrence of an Event of Default, if any Inventory is in possession or control of any of Grantor's agents or processors, instruct such agent or processor to hold all such Inventory for the account of Secured Party and subject to the instructions of Secured Party; and

               (h) promptly upon the issuance and delivery to Grantor of any Negotiable Document of Title (other than any one or more Negotiable Documents of Title covering Inventory which, in the ordinary course of business, is in transit either (i) from a supplier to



                                     XVI-11

Grantor or (ii) to customers of Grantor), deliver such Negotiable Document of Title to Secured Party.

               SECTION 8. Insurance.

               (a) Grantor shall, at its own expense, maintain insurance with respect to the Equipment and Inventory in accordance with the terms of the Credit Agreement, this Section 8 and the Mortgages. Such insurance shall include, without limitation, property damage insurance and liability insurance. Each policy for property damage insurance shall provide for all losses (except for losses of less than $2,500,000 per occurrence) to be paid directly to Secured Party as provided in clauses (c) and (d) below. Each policy shall in addition name Grantor and Secured Party as insured parties thereunder (without any representation or warranty by or obligation upon Secured Party) as their interests may appear and have attached thereto a loss payable clause acceptable to Secured Party that shall (i) contain an agreement by the insurer that any loss thereunder shall be payable to Secured Party notwithstanding any action, inaction or breach of representation or warranty by Grantor, (ii) provide that there shall be no recourse against Secured Party for payment of premiums or other amounts with respect thereto, and (iii) provide that at least 30 days' prior written notice of cancellation, material amendment, reduction in scope or limits of coverage or of lapse shall be given to Secured Party by the insurer. Grantor shall, if reasonably requested by Secured Party, deliver to Secured Party original or duplicate policies of such insurance and, as often as Secured Party may reasonably request, a report of a reputable insurance broker with respect to such insurance. Further, Grantor shall, at the reasonable request of Secured Party, duly execute and deliver instruments of assignment of such insurance policies to comply with the requirements of subsection 5(a) and cause the respective insurers to acknowledge notice of such assignment. The requirements under this subsection 8(a) shall be supplemental to and not exclusive of the requirements under Section 6.4 of the Credit Agreement relating to insurance.

               (b) Reimbursement under any liability insurance maintained by Grantor pursuant to this Section 8 may be paid directly to the Person who shall have incurred liability covered by such insurance. In case of any loss involving damage to Equipment or Inventory when subsection (c) or (d) of this Section 8 is not applicable, Grantor shall make or cause to be made the necessary repairs to or replacements of such Equipment or Inventory, and any proceeds of insurance maintained by Grantor pursuant to this Section 8 shall be paid to Grantor as reimbursement for the costs of such repairs or replacements.

               (c) Upon the occurrence of any Event of Loss involving Equipment or Inventory and pursuant to which Grantor or any of its Subsidiaries receives Net Cash Proceeds equal to or in excess of $2,500,000, all insurance payments in respect of such Equipment or Inventory shall be paid to and applied by Secured Party as specified in subsection 2.4A(ii)(b) of the Credit Agreement.




                                     XVI-12

               (d) Notwithstanding the provisions of Section 8(c), upon the occurrence and during the continuation of any Event of Default, all insurance payments in respect of any Equipment or Inventory shall be paid to and applied by Secured Party as specified in Section 18.

               SECTION 9. Special Covenants with respect to Accounts and Related Contracts.

               (a) Grantor shall keep its chief place of business and chief executive office and the office where it keeps its records concerning the Accounts and Related Contracts at the location therefor specified in Section 4 or, upon 30 days' prior written notice to Secured Party, at such other location in a jurisdiction where all action that may be necessary or desirable, or that Secured Party may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby, or to enable Secured Party to exercise and enforce its rights and remedies hereunder, with respect to such Accounts and Related Contracts shall have been taken. Grantor will hold and preserve such records and will permit representatives of Secured Party at any time during normal business hours to inspect and make abstracts from such records, and Grantor agrees to render to Secured Party, at Grantor's cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto. Promptly upon the request of Secured Party, Grantor shall deliver to Secured Party complete and correct copies of each Related Contract.

               (b) Grantor shall, for not less than 5 years from the date on which such Account arose, maintain (i) complete records of each Account, including records of all payments received, credits granted and merchandise returned, and (ii) all documentation relating thereto.

               (c) Except as otherwise provided in this subsection (c), Grantor shall continue to collect, at its own expense, all amounts due or to become due to Grantor under the Accounts (but, other than with respect to security deposits, in no event more than one month in advance) and Related Contracts. In connection with such collections, Grantor may take (and, at Secured Party's direction, shall take) such action as Grantor or Secured Party may deem necessary or advisable to enforce collection of amounts due or to become due under the Accounts; provided, however, that Secured Party shall have the right at any time, upon the occurrence and during the continuation of an Event of Default or a Potential Event of Default and upon written notice to Grantor of its intention to do so, to notify the account debtors or obligors under any Accounts of the assignment of such Accounts to Secured Party and to direct such account debtors or obligors to make payment of all amounts due or to become due to Grantor thereunder directly to Secured Party, to notify each Person maintaining a lockbox or similar arrangement to which account debtors or obligors under any Accounts have been directed to make payment to remit all amounts representing collections on checks and other payment items from time to time sent to or deposited in such lockbox or other arrangement directly to Secured Party and, upon such notification and at the expense of Grantor, to enforce collection of any such Accounts and to adjust, settle or compromise the amount or payment



                                     XVI-13
thereof, in the same manner and to the same extent as Grantor might have done. After receipt by Grantor of the notice from Secured Party referred to in the proviso to the preceding sentence, (i) all amounts and proceeds (including checks and other instruments) received by Grantor in respect of the Accounts and the Related Contracts shall be received in trust for the benefit of Secured Party hereunder, shall be segregated from other funds of Grantor and shall be forthwith paid over or delivered to Secured Party in the same form as so received (with any necessary endorsement) to be held as cash Collateral and applied as provided by Section 18, and (ii) Grantor shall not adjust, settle or compromise the amount or payment of any Account, or release wholly or partly any account debtor or obligor thereof, or allow any credit or discount thereon.

               SECTION 10. Special Provisions With Respect to the Assigned Agreements.

               (a) Grantor shall at its expense:

                          (i) perform and observe all terms and provisions of the Assigned Agreements to be performed or observed by it, maintain the Assigned Agreements in full force and effect, enforce the Assigned Agreements in accordance with their terms, and take all such action to such end as may be from time to time reasonably requested by Secured Party; and

                          (ii) furnish to Secured Party, promptly upon receipt thereof, copies of all notices of default received by Grantor under or pursuant to the Assigned Agreements, and from time to time (A) furnish to Secured Party such information and reports regarding the Assigned Agreements as Secured Party may reasonably request and (B) upon reasonable request of Secured Party make to the appropriate counterparty to an Assigned Agreement such demands and requests for information and reports or for action as Grantor is entitled to make under the Assigned Agreements.

               (b) Grantor shall not, without the prior written consent of Requisite Lenders, which consent shall not be unreasonably withheld:

                          (i) cancel or terminate any of the Assigned Agreements or consent to or accept any cancellation or termination thereof if such cancellation or termination, together with all other such cancellations or terminations, would result in a Material Adverse Effect;

                          (ii) amend or otherwise modify the Assigned Agreements or give any consent, waiver or approval thereunder if the effect of such amendment or modification, together with all other amendments, modifications, consents, waivers or approvals made or consents, waivers or approvals given, is to increase materially the obligations of Grantor thereunder or to confer any additional rights on the



                                     XVI-14
         counterparties to such Assigned Agreements that could reasonably be expected to be materially adverse to Grantor or Lenders;

                          (iii) waive any default under or breach of the Assigned Agreements;

                          (iv) consent to or permit or accept any prepayment of amounts to become due under or in connection with the Assigned Agreements, except as expressly provided therein; or

                          (v) take any other action in connection with the Assigned Agreements that would impair the value of the interest or rights of Grantor thereunder or that would impair the interest or rights of Secured Party.

               SECTION 11. Deposit Accounts. Upon the occurrence and during the continuation of an Event of Default, Secured Party and each Lender may exercise dominion and control over, and refuse to permit further withdrawals (whether of money, securities, instruments or other property) from any deposit accounts maintained with Secured Party or such Lender constituting part of the Collateral.

               SECTION 12. License of Patents, Trademarks, Copyrights, etc. Grantor hereby assigns, transfers and conveys to Secured Party, effective upon the occurrence of any Event of Default, the nonexclusive right and license to use all trademarks, tradenames, service marks, copyrights, customers lists, patents or technical processes owned or used by Grantor that relate to the Collateral and any other collateral granted by Grantor as security for the Secured Obligations, together with any goodwill associated therewith, all to the extent necessary to enable Secured Party to use, possess and realize on the Collateral and to enable any successor or assign to enjoy the benefits of the Collateral. This right and license shall inure to the benefit of all successors, assigns and transferees of Secured Party and its successors, assigns and transferees, whether by voluntary conveyance, operation of law, assignment, transfer, foreclosure, deed in lieu of foreclosure or otherwise. Such right and license is granted free of charge, without requirement that any monetary payment whatsoever be made to Grantor.

               SECTION 13. Transfers and Other Liens. Grantor shall not:

               (a) sell, assign (by operation of law or otherwise) or otherwise dispose of any of the Collateral, except as permitted by the Credit Agreement; or

               (b) except for the security interest created by this Agreement and the interests disclosed in Schedule IV hereto which are permitted by the Credit Agreement, create or suffer to exist any Lien upon or with respect to any of the Collateral to secure the indebtedness or other obligations of any Person.




                                     XVI-15

               SECTION 14. Secured Party Appointed Attorney-in-Fact. Grantor hereby irrevocably appoints Secured Party as Grantor's attorney-in-fact, with full authority in the place and stead of Grantor and in the name of Grantor, Secured Party or otherwise, from time to time in Secured Party's discretion to take any action and to execute any instrument that Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, including without limitation:

               (a) to obtain and adjust insurance required to be maintained by Grantor or paid to Secured Party pursuant to Section 8;

               (b) to ask for, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

               (c) to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clauses (a) and (b) above;

               (d) to file any claims or take any action or institute any proceedings (including, without limitation, any proceeding before any Gaming Authority) that Secured Party may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of Secured Party with respect to any of the Collateral;

               (e) to pay or discharge taxes or Liens (other than Liens permitted under this Agreement or the Credit Agreement) levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by Secured Party in its sole discretion, any such payments made by Secured Party to become obligations of Grantor to Secured Party, due and payable immediately without demand;

               (f) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with Accounts and other documents relating to the Collateral; and

               (g) upon the occurrence and during the continuation of an Event of Default, generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Secured Party were the absolute owner thereof for all purposes, and to do, at Secured Party's option and Grantor's expense, at any time or from time to time, all acts and things that Secured Party deems necessary to protect, preserve or realize upon the Collateral and Secured Party's security interest therein in order to effect the intent of this Agreement, all as fully and effectively as Grantor might do.

               SECTION 15. Secured Party May Perform. If Grantor fails to perform any agreement contained herein, Secured Party may itself perform, or cause performance of, such



                                     XVI-16
agreement, and the expenses of Secured Party incurred in connection therewith shall be payable by Grantor under Section 20.

               SECTION 16. Standard of Care. The powers conferred on Secured Party hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, Secured Party shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which Secured Party accords its own property.

               SECTION 17. Remedies.

                 (a) Notwithstanding any other provision hereof, if Secured Party elects, upon any Event of Default, to sell real property and any of the Collateral together under any of the Mortgages and applicable law, then the terms of such Mortgage shall, with respect to such sale and Collateral, control and supersede any terms in this Agreement with respect to such sale and Collateral; provided that Secured Party's election to exercise remedies under such Mortgage shall have no effect on the terms contained in this Agreement with respect to any Collateral as to which Secured Party has not so elected.

                 (b) If any Event of Default shall have occurred and be continuing, Secured Party may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code as in effect in any relevant jurisdiction (or, in the case of Louisiana, the Louisiana Commercial Laws - Secured Transactions (Louisiana Revised Statutes, Title 10, Chapter 9)) (the "Code") (whether or not the Code applies to the affected Collateral), and also may (a) require Grantor to, and Grantor hereby agrees that it will at its expense and upon request of Secured Party forthwith, assemble all or part of the Collateral as directed by Secured Party and make it available to Secured Party at a place to be designated by Secured Party that is reasonably convenient to both parties, (b) enter onto the property where any Collateral is located and take possession thereof with or without judicial process,
         (c) prior to the disposition of the Collateral, store, process, repair or recondition the Collateral or otherwise prepare the Collateral for disposition in any manner to the extent Secured Party deems appropriate, (d) take possession of Grantor's premises or place custodians in exclusive control thereof, remain on such premises and use the same and any of Grantor's equipment for the purpose of completing any work in process, taking any actions described in the preceding clause (c) and collecting any Secured Obligation, and (e) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of



                                     XVI-17

         Secured Party's offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as Secured Party may deem commercially reasonable. Secured Party or any Lender may be the purchaser of any or all of the Collateral at any such sale and Secured Party, as administrative agent for and representative of Lenders (but not any Lender or Lenders in its or their respective individual capacities unless Requisite Lenders shall otherwise agree in writing), shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by Secured Party at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of Grantor, and Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Grantor hereby waives any claims against Secured Party arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if Secured Party accepts the first offer received and does not offer such Collateral to more than one offeree. If the proceeds of any sale or other disposition of the Collateral are insufficient to pay all the Secured Obligations, Grantor shall be liable for the deficiency and the fees of any attorneys employed by Secured Party to collect such deficiency.

                 Further, as to all Collateral now or hereafter located in the State of Louisiana, or as to which the laws of the State of Louisiana may now be or hereafter become applicable, the Grantor hereby acknowledges the Secured Obligations, whether now or existing or to arise hereafter, and confesses judgment thereon if the Secured Obligations are not paid at maturity, and does by these presents consent, agree and stipulate that if any portion of the Secured obligations is not promptly and fully paid when due, or if there should occur an Event of Default, the Secured Obligations shall, at the option of the Secured Party become immediately due and payable and it shall be lawful for the Secured Party, without making a demand and without notice or putting in default, the same being hereby expressly waived, to cause all and singular the Collateral to be seized and sold by executory process, without appraisement (appraisement being hereby expressly waived), either in its entirety or in lots or parcels, as the Secured Party may determine, to the highest bidder for cash, or on such terms as plaintiff in such proceedings may direct.



                                     XVI-18

                 Grantor hereby expressly waives: (a) the benefit of appraisement, as provided in Articles 2332, 2336, 2723 and 2724, Louisiana Code of Civil Procedure, and all other laws conferring the same; (b) the demand and three (3) days delays accorded by Articles 2639 and 2721, Louisiana Code of Civil Procedure; (c) the notice of seizure required by Articles 2293 and 2721, Louisiana Code of Civil Procedure; (d) the three (3) days delay provided by Articles 2331 and 2722, Louisiana Code of Civil Procedure; and (e) the benefit of the other provisions of Articles 2331, 2722 and 2723, Louisiana Code of Civil Procedure, and the benefit of any other Articles or laws relating to rights of appraisement, notice, or delay not specifically mentioned above; and Grantor expressly agrees to the immediate seizure of the Collateral in the event of suit herein. Further, Grantor acknowledges that Secured Party shall have all rights to appointment of a keeper in connection with any action to foreclose the lien hereof, all in accordance with Louisiana Revised Statutes 9:5136 et seq. The compensation of the keeper is hereby fixed at 1% of the amount due or sued for or claimed or sought to be protected or enforced, and shall constitute a portion of the Secured Obligations secured by the lien hereof.

                 Notwithstanding anything to the contrary contained herein, if, upon an Event of Default hereunder or under the Credit Agreement and foreclosure upon any gaming permits pledged and assigned herein, Secured Party is not qualified under the Gaming Laws to hold such gaming permits, then Secured Party shall designate an appropriately qualified third party to which an assignment of such gaming permits can be made in compliance with the Gaming Laws.

               SECTION 18. Application of Proceeds. Except as expressly provided elsewhere in this Agreement, all proceeds received by Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of Secured Party, be held by Secured Party as Collateral for, and/or then, or at any other time thereafter, applied in full or in part by Secured Party against, the Secured Obligations in the following order of priority:

                 FIRST: To the payment of all costs and expenses of such sale, collection or other realization, including reasonable compensation to Secured Party and its agents and counsel, and all other expenses, liabilities and advances made or incurred by Secured Party in connection therewith, and all amounts for which Secured Party is entitled to indemnification hereunder and all advances made by Secured Party hereunder for the account of Grantor, and to the payment of all costs and expenses paid or incurred by Secured Party in connection with the exercise of any right or remedy hereunder, all in accordance with
         Section 20;

                 SECOND: To the payment of all other Secured Obligations (for the ratable benefit of the holders thereof) in such order as Secured Party shall elect; and




                                     XVI-19

                 THIRD: To the payment to or upon the order of Grantor, or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

               SECTION 19. Regulatory Matters. Grantor and Secured Party acknowledge and agree that:

               (a) The terms and provisions of this Agreement and the rights and obligations created hereunder shall be subject to compliance with all applicable Gaming Laws.

               (b) Without limiting the generality of the foregoing, all required prior approvals under applicable Gaming Laws will be obtained in connection with Secured Party's exercise of any of the rights set forth in
Section 15 or the remedies set forth in Section 17 upon the occurrence of an Event of Default including, without limitation, any separate prior approvals required in connection with the sale, transfer or other disposition of the Collateral; and

               (c) Grantor agrees to assist Secured Party in obtaining all approvals of the Gaming Authorities or any other Governmental Authority that are required by law for or in connection with any action or transaction contemplated by this Agreement and, at Secured Party's reasonable request upon the occurrence and during the continuation of an Event of Default, to prepare, sign and file with the appropriate Gaming Authorities the transferor's portion of any application or applications for consent to the transfer of control thereof necessary or appropriate under applicable Gaming Laws for approval of any sale or transfer of the Collateral pursuant to the exercise of Secured Party's remedies under Section 17.

               SECTION 20. Indemnity and Expenses.

               (a) Grantor agrees to indemnify Secured Party and each Lender from and against any and all claims, losses and liabilities in any way relating to, growing out of or resulting from this Agreement and the transactions contemplated hereby (including, without limitation, enforcement of this Agreement), except to the extent such claims, losses or liabilities result solely from Secured Party's or such Lender's gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

               (b) Grantor shall pay to Secured Party upon demand the amount of any and all costs and expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, that Secured Party may incur in connection with (i) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, (ii) the exercise or enforcement of any of the rights of Secured Party hereunder, or
(iii) the failure by Grantor to perform or observe any of the provisions hereof.



                                     XVI-20

               SECTION 21. Continuing Security Interest; Transfer of Loans or Letters of Credit. This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the indefeasible payment in full of the Secured Obligations, the cancellation or termination of the Commitments and the termination, cancellation or expiration of all outstanding Letters of Credit, (b) be binding upon Grantor, its successors and assigns, and (c) inure, together with the rights and remedies of Secured Party hereunder, to the benefit of Secured Party and its successors, transferees and assigns. Without limiting the generality of the foregoing clause
(c), but subject to the provisions of subsection 10.1 of the Credit Agreement, any Lender may assign or otherwise transfer any Loans held by it or Administrative Agent may assign any Letters of Credit issued by it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to Lenders herein or otherwise. Upon the indefeasible payment in full of all Secured Obligations, the cancellation or termination of the Commitments and the termination, cancellation or expiration of all outstanding Letters of Credit, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to Grantor. Upon any such termination Secured Party will, at Grantor's expense, execute and deliver to Grantor such documents as Grantor shall reasonably request to evidence such termination.

               SECTION 22. Secured Party as Administrative Agent.

               (a) Secured Party has been appointed to act as Secured Party hereunder by Lenders. Secured Party shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including, without limitation, the release or substitution of Collateral), solely in accordance with this Agreement and the Credit Agreement.

               (b) Secured Party shall at all times be the same Person that is Administrative Agent under the Credit Agreement. Written notice of resignation by Administrative Agent pursuant to subsection 9.5 of the Credit Agreement shall also constitute notice of resignation as Secured Party under this Agreement; removal of Administrative Agent pursuant to subsection 9.5 of the Credit Agreement shall also constitute removal as Secured Party under this Agreement; and appointment of a successor Administrative Agent pursuant to subsection 9.5 of the Credit Agreement shall also constitute appointment of a successor Secured Party under this Agreement. Upon the acceptance of any appointment as Administrative Agent under subsection 9.5 of the Credit Agreement by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Secured Party under this Agreement, and the retiring or removed Secured Party under this Agreement shall promptly (i) transfer to such successor Secured Party all sums, securities and other items of Collateral held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Secured Party under this Agreement, and (ii) execute and deliver to such successor Secured Party such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Secured Party



                                     XVI-21
of the security interests created hereunder, whereupon such retiring or removed Secured Party shall be discharged from its duties and obligations under this Agreement. After any retiring or removed Administrative
Agent's resignation or removal hereunder as Secured Party, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was Secured Party hereunder.

               SECTION 23. Amendments; Etc. No amendment, modification, termination or waiver of any provision of this Agreement, and no consent to any departure by Grantor herefrom, shall in any event be effective unless the same shall be in writing and signed by Secured Party and, in the case of any such amendment or modification, by Grantor. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

               SECTION 24. Notices. Any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile or telex, or five Business Days after depositing it in the United States mail with postage prepaid and properly addressed. For the purposes hereof, the address of each party hereto shall be as set forth under such party's name on the signature pages hereof or, as to either party, such other address as shall be designated by such party in a written notice delivered to the other party hereto.

               SECTION 25. Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of Secured Party in the exercise of any power, right or privilege hereunder shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude any other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

               SECTION 26. Severability. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

               SECTION 27. Headings. Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

               SECTION 28. Governing Law; Terms. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEVADA, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES, EXCEPT TO THE



                                     XVI-22

EXTENT THAT THE CODE PROVIDES THAT THE VALIDITY OR PERFECTION OF THE
SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEVADA. Unless otherwise defined herein or in the Credit Agreement, terms used in Articles 8 and 9 of the Uniform Commercial Code in the State of Nevada are used herein as therein defined.

               SECTION 29. Consent to Jurisdiction and Service of Process. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST GRANTOR ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEVADA, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT GRANTOR ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT. Grantor hereby agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to Grantor at its addresses as provided in Section 24, such service being hereby acknowledged by Grantor to be sufficient for personal jurisdiction in any action against Grantor in any such court and to be otherwise effective and binding service in every respect. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of Secured Party to bring proceedings against Grantor in the courts of any other jurisdiction.

               SECTION 30. Waiver of Jury Trial. GRANTOR AND SECURED PARTY HEREBY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. Grantor and Secured Party each acknowledge that this waiver is a material inducement for Grantor and Secured Party to enter into a business relationship, that Grantor and Secured Party have already relied on this waiver in entering into this Agreement and that each will continue to rely on this waiver in their related future dealings. Grantor and Secured Party further warrant and represent that each has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.




                                     XVI-23

               SECTION 31. Counterparts. This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.


                  [Remainder of page intentionally left blank]


                                     XVI-24

               IN WITNESS WHEREOF, Grantor and Secured Party have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.


                                   PLAYERS INTERNATIONAL, INC.,
                                   as Grantor


                                   By: ____________________________________
                                   Title: _________________________________


                                   Notice Address:

                                      3900 Paradise Road, Suite 135
                                      Las Vegas, Nevada  89109
                                      Attention:  President and Chief Financial
                                                  Officer

                                   With copies to:

                                      Players International, Inc.
                                      3900 Paradise Road, Suite 135
                                      Las Vegas, Nevada 89109
                                      Attention:  Chief Financial Officer

                                      Players International, Inc.
                                      3900 Paradise Road, Suite 135
                                      Las Vegas, Nevada  89109
                                      Attention:  General Counsel

                                     FIRST INTERSTATE BANK OF NEVADA, N.A.,
                                     as Secured Party


                                     By: ____________________________________
                                     Title: _________________________________


                                     Notice Address:

                                           800 Howard Hughes Parkway
                                           Suite 400
                                           Las Vegas, Nevada  89109
                                           Attention: Steve Byrne

                                   SCHEDULE I
                             TO SECURITY AGREEMENT

                              Assigned Agreements
A.  ILLINOIS PROJECT AGREEMENTS:

1. Purchase Agreement dated as of June 23, 1992 by and among Players International, Inc. ("PII"), Southern Illinois Riverboat/Casino Cruises, Inc. ("SIRCC") and The Griffin Group, Inc. ("TGG").

2. 1992 Series A Exchangeable Debenture of SIRCC issued to TGG on June 23, 1992 in the aggregate principal amount of $2,250,000.

3. 1992 Series A Warrant of PII to purchase 1,948,000 shares of common stock issued to TGG on June 23, 1992.

4.   Registration Rights Agreements dated June 23, 1992 between PII and TGG.

5. Joint Venture Agreement dated May 6, 1993 between SIRCC and Amerihost Development, Inc.

6. Lease Agreement by and between Riverfront Realty Corporation ("RRC") and Burlington Northern Railroad Company dated as of August 1, 1992.

7. Lease Agreement by and among Burlington Northern Railroad Company and SIRCC dated May 27, 1992 and assigned to RRC by Assignment of Lease dated September 16, 1992.

8. Purchase Agreement dated June 23, 1992 by and among SIRCC, PII and certain Purchasers.

9.   1992 Series B Exchangeable Debenture of SIRCC.

10.  1992 Series B Warrant to Purchase Common Stock of PII.

11. Lease dated December 10, 1990 by and between PCI and the City of Metropolis, Amendment to Lease dated May 26, 1992, Amendment and Assignment of Lease dated August 25, 1995.

12.  Agreement of Limited Partnership of Metropolis, IL 1292 Limited
     Partnership.



                                    XVI-I-1

B.   PRINCIPAL OFFICE AGREEMENTS:

13. Act of Lease dated July 29, 1993 by and between Players Lake Charles, Inc. ("PLCI") and the Housing Authority of the City of Lake Charles.

14. Lease Agreement dated _________________ by and between Players Nevada, Inc. ("PNI") and _________________ [Office Space 1].

15. Lease Agreement dated ____________________ by and between PNI and _________________ [Office Space 2].


C.   LOUISIANA PROJECT AGREEMENTS:

16.  Lease by J.A. Bel Heirs, et al. to PLCI dated April 29, 1993.

17.  Lease Agreement by Opal Gray Trust, et al. to PLCI dated October 26, 1993.

18. Lease between The Beeber Corporation ("Beeber") and PLCI dated May 19, 1993 (with PII Joinder).

19. Escrow Agreement dated May 20, 1993 by and among PLCI, Beeber and First National Bank of Lake Charles.

20. Non-Disturbance and Attornment Agreement by and among Lakeside National Bank of Lake Charles, PLCI, PII, Beeber and Elisabeth S. Woodward dated May 20, 1993.

21.  Agreement dated February 12, 1993 by and between Jebaco, Inc. and PII.

22. Development and Exchange Agreement dated November 16, 1993 by and among Anthony Phillip Leonards, PLCI, the City of Lake Charles and the State of Louisiana, together with executed Construction Lease dated November 17, 1993 by and between the City of Lake Charles, Louisiana, as Lessor, and Players Lake Charles, Inc., as Lessee.

23.  Agreement dated December 1, 1994 by and between PLCI and Richard D.
     Shetler.

24. Video Lottery Terminal Agreement dated December 1, 1994 by and between PLCI and Richard D. Shetler.

25. Preliminary Purchase Agreement dated as of January 25, 1995 by and among PLCI and Beeber.



                                    XVI-I-2

26. Development Agreement dated as of January 27, 1995 by and among PII and the City of Lake Charles.

27.  Construction Contract between Charles Miller Construction Co., Inc. and
     PLCI.


D.   INDIANA PROJECT AGREEMENTS:

28. Agreement dated April 20, 1993 by and between B.B. Riverboats, Inc. and PII as amended by First Amendment to Agreement dated January 10, 1995 and letter agreement dated March 6, 1995.

29. Option Agreement dated July 30, 1993 between Earl Harp and PII as amended by First Amendment to Option Agreement dated April 29, 1994.

30.  Assignment of Rents dated May 4, 1994 between Earl Harp and PII.

31. Option Agreement dated July 15, 1993 between Evansville Federal Savings Bank and PII as amended by First Amendment to Option Agreement dated April 14, 1994.

32. Option To Enter Into Lease dated May 5, 1995 between Inland Marina, Inc. and Players Indiana, Inc.


E.   MISSOURI PROJECT AGREEMENTS:

33. Letter of Intent dated March 3, 1995 by and among PII, The Promus Companies Incorporated and Harrah's Club.


F.   NEVADA PROJECT AGREEMENTS:

34. Option Transfer Agreement dated June 16, 1994 by and among GGI., Gem Mesquite, Ltd. and PNI.

35. Development Consulting Agreement dated June 16, 1994 by and between GGI and PNI.

36. 1994 Series G Warrant of PII to purchase 100,000 shares of common stock issued to GGI on June 16, 1994.

37. Joint Declaration of Covenants and Restrictions dated June 2, 1995 by and among Bryan K. Hafen and Dawn N. Hafen (the "Hafens"), PNI, and Players Mesquite Land, Inc.


                                    XVI-I-3

38. Agreement Concerning Development of Golf Course and Residential Housing dated February 3, 1995 by and between Players Mesquite Golf Club, Inc. ("PMGC") and River View Limited Liability Company ("RVLLC"), as amended by Agreement of June 2, 1995.

39.  Lease Agreement between PMGC and RVLLC.

40.  Loan Agreement dated June 2, 1995 between PMGC and RVLLC.

41. Promissory Note dated June 2, 1995 in the amount of $650,000.00 by RVLLC in favor of PMGC.

42. Deed of Trust and Assignment of Rents dated June 2, 1995 naming RVLLC as Trustor, Fidelity National Title Agency of Nevada, Inc. as Trustee, and PMGC as Beneficiary.


G.   KENTUCKY PROJECT AGREEMENTS:

43. Agreement dated _________________, 1995 by and between Players Bluegrass Downs, Inc. and United Tote Company.


H.   GENERAL PII AGREEMENTS:

44.  Various Employment Agreements.

45.  Stock Option Plans and Summaries .

46. Commitment Letter for bank facility by and among PII, Bankers Trust Company and First Interstate Bank of Nevada.

47. Aircraft Lease Agreement dated March 28, 1994 by and between Aviex Jet, Inc. and PII.

48. Security Agreement given by Aviex Jet, Inc. ("Aviex") to PII dated March 28, 1994 to secure debt in principal amount of $1,250,000.00 as amended by Amendment to Security Agreement dated April __, 1995.

49. Promissory Note made by Aviex in favor of PII in principal amount of $1,250,000.00 as amended and replaced by Replacement of Promissory Note dated April __, 1995.

50.  Aircraft Lease Agreement dated April __, 1995 by and between Aviex and PII.


                                    XVI-I-4

51. Security Agreement given by Aviex to PII dated April __, 1995 to secure debt in principal amount of $1,450,000.00.

52. Promissory Note made by Aviex in favor of PII in principal amount of $1,450,000.00.

53. Indenture dated April 10, 1995 issued by PII, with certain named guarantors and First Fidelity Bank as Trustee.


                                    XVI-I-5

                                  SCHEDULE II
                             TO SECURITY AGREEMENT

                          Players International, Inc.


Carneigie Hill                     Investment                         8001-0032616150
202 Carnegie Ctr.
Princeton, NJ  08540
(609) 520-0500

Chemical Bank                      Disbursement                       6301-816512-508
1201 Market Street
Wilmington, DE  19801
1(800) 368-9997

Dreyfus Basic U.S.                 Investment                         124-3339619904
Government
Money Market Fund
Bank of New York
P.O. Box 9671
Providence, RI  02940
(800) 645-6561

First Interstate Bank               Checking                          1840101329
P.O. Box 98588                      Corporate Payrll                  1840110866
Las Vegas, NV  89123-98588          Concentration                     1840110858
(702) 385-8821                      BGD Disbursement                  4309613802
                                    Mesquite Disbursement             4309613794
                                    Lake Charles Disbursement         4309613786
                                    Metropolis Disbursement           4309613778
                                    Corporate Disbursement            4309613752
                                    Insurance Claims                  4309613760


First National Bank of Lake         Escrow Account                    0002-91471
Charles                             Concentration Account             0002-94101
P.O. Box 1889                       Insurance Claims                  0002-98085
Lake Charles, LA  70602             Corporate Payroll                 0002-94330
(318) 475-2384

Marquis Investment                  Investment                        093-585092
P.O. Box 61239
New Orleans, LA  70161
(800) 462-9511



                                    XVI-II-1

                                  SCHEDULE III
                             TO SECURITY AGREEMENT

Locations of Equipment:


                         3900 Paradise Road, Suite 135
                              Las Vegas, NV 89109
                                 (720) 792-9998


Locations of Inventory:

                         3900 Paradise Road, Suite 135
                              Las Vegas, NV 89109
                                 (720) 792-9998






                                   XVI-III-1

                                  SCHEDULE IV
                             TO SECURITY AGREEMENT

                            Existing Permitted Liens



                                     Nevada
                               Secretary of State
                         Financing Statement #95-02872
                                 Dated: 3/2/95
                     Secured Party: Business Credit Leasing


                                     Nevada
                               Secretary of State
                         Financing Statement #95-04600
                                 Dated: 4/3/95
                             Secured Party: Skipco
                       Assignee: Business Credit Leasing










                                    XVI-IV-1